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                                                                    Exhibit 10.4


                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT ("Agreement") is entered into as of __________________ by and between ImageWare Software, Inc., a California corporation ("Company") and _______________________, an individual ("Indemnitee"), with reference to the following facts:

         A. The Company and Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate directors and officers, and the substantial costs of defending against such lawsuits.

         B. The Company is aware that Indemnitee would not be willing to continue to serve as an officer of the Company and/or any of the Company's subsidiaries and/or on the Board of Directors of the Company and/or any of the Company's subsidiaries if Indemnitee were required to provide his or her own defense to any lawsuit filed against Indemnitee in his or her capacity as an officer or director of the Company, or with respect to any other service provided by Indemnitee for the benefit of the Company.

         C. The Company has concluded that it is in the best interests of the Company and its shareholders to contract with its directors and officers, including Indemnitee, so as to provide them with indemnity to the fullest extent permitted by law against personal liability for actions taken in the performance of their duties to the Company.

         D. The Board of Directors of the Company has determined, after due consideration of this Agreement, that this Agreement is reasonable, prudent and in the best interests of the Company and its shareholders. This Agreement is intended to: (i) induce and encourage highly experienced and capable persons, such as Indemnitee, to serve as directors and officers of the Company; (ii) encourage such persons to resist what they consider to be unjustifiable suits and claims made against them in connection with the performance of their duties to the Company, secure in knowledge that certain expenses, costs, and liabilities incurred by them in their defense of such litigation will be borne by the Company and that they will receive the maximum protection against such risks and liabilities as legally may be made available to them; and (iii) encourage directors to exercise their best business judgment regarding matters which come before the Board of Directors without undue concern for the risk that claims may be made against them on account thereof.

         E. The Company desires to have Indemnitee serve as an officer and/or director of the Company free from concern about unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his or her actions or inactions in the performance of his or her duties to the Company and its shareholders.

         NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:


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                                       I.

                                 INDEMNIFICATION

                  1.01 THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director and/or officer of the Company or any subsidiary of the Company, by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liability and loss (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful.

                  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful. Notwithstanding the foregoing, no indemnification shall be made in any criminal proceeding where Indemnitee has been adjudged guilty unless a disinterested majority of the directors determine that Indemnitee did not receive, participate in or share in any pecuniary benefit to the detriment of the Company and, in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses or liabilities.

                  1.02 PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of fact that Indemnitee is or was a director and/or officer of the Company or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while a director and/or officer or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense, liability and loss (including attorneys' fees) and amounts paid in settlement (if such settlement is court-approved) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders. No indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall

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have been adjudged to be liable to the Company in the performance of
Indemnitee's duties to the Company and its shareholders, unless and only to the extent that the Court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

                  1.03 MANDATORY PAYMENT OF EXPENSES. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1.01 or 1.02 or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.


                                       II.

                       EXPENSES: INDEMNIFICATION PROCEDURE

                  2.01 ADVANCEMENT OF EXPENSES. The Company shall advance all expenses reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1.01 or 1.02 hereof. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advance to be made hereunder shall be paid by the Company to Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company. Indemnitee shall, in accordance with the Company's policies, present invoices to the Company for expenses actually incurred by Indemnitee. Notwithstanding the foregoing, in a proceeding brought by the Company directly, in its own right (as distinguished from an action brought derivatively or by any receiver or trustee), the Company shall not be required to make the advances called for hereby if a majority of the disinterested directors determine that it does not appear that Indemnitee has met the standards of conduct which made it permissible under applicable law to indemnify Indemnitee and the advancement of expenses would not be in the best interests of the Company and its shareholders.

                  2.02 DETERMINATION OF CONDUCT. Any indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of Indemnitee is proper under the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1.01 or 1.02 of this Agreement. Notwithstanding the foregoing, (i) the obligations of the Company shall be subject to the condition that the Board of Directors shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law, (ii) the obligations of the Company shall be subject to the condition that the Board of Directors shall have determined that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, in the case of a criminal proceeding, that Indemnitee had no reason to believe the conduct of Indemnitee was unlawful. Such

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determination shall be made by any of the following: (1) the Board of Directors
(or by an executive committee thereof) by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, (3) by the shareholders, with the shares owned by Indemnitee not being entitled to vote thereon, or (4) by the court in which such proceeding is or was pending upon application made by the Company or Indemnitee or the attorney or other person rendering service in connection with the defense, whether or not such application by Indemnitee, the attorney or the other person is opposed by the Company. Unless the Indemnitee shall commence litigation to challenge any such determination, such determination shall be conclusive and binding on the Company and Indemnitee.

                  2.03 NOTICE/COOPERATION BY INDEMNITEE. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Such notice shall include a description of the nature of the matter and the facts underlying the matter and be accompanied by copies of any documents filed with the court in which the matter is pending. Notice to the Company shall be directed to the address specified in Section 9.03 hereof, or such other address as the Company shall designate in writing to Indemnitee. Notice shall be deemed received on the third business day after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise, notice shall be deemed received when such notices shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

                  2.04 NOTICE TO INSURERS. If at the time of the receipt of a notice of a claim pursuant to Section 2.03 hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                  2.05 SELECTION OF COUNSEL. In the event the Company shall be obligated under Section 2.01 hereof to pay the expenses of any proceeding against Indemnitee, the Company, shall be entitled to assume the defense of such proceeding, with counsel reasonably approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (a) Indemnitee shall have the right to employ his or her counsel in any such proceeding at Indemnitee's expense; and (b) if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel

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to assume the defense of such proceeding, then the reasonable fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

                                      III.

               ADDITIONAL INDEMNIFICATION RIGHTS: NON-EXCLUSIVITY

                  3.01 APPLICATION. The provisions of this Agreement shall be deemed applicable to all actual or alleged actions or omissions by Indemnitee during any and all periods of time that Indemnitee was, is, or shall be serving as a director and/or officer of the Company.

                  3.02 SCOPE. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law (except as set forth in Article VIII hereof), notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute. In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be, IPSO FACTO, within the purview of Indemnitee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute, or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

                  3.03 NON-EXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Company's Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the California General Corporation Law, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for an action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

                                       IV.

                             PARTIAL INDEMNIFICATION

                  4.01 If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgment, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

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                                       V.

                              MUTUAL ACKNOWLEDGMENT

                  5.01 Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

                                       VI.

                  DIRECTORS' AND OFFICER'S LIABILITY INSURANCE

                  6.01 The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's director, if Indemnitee is a director, or of the Company's officers, if Indemnitee is not a director of the Company but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.


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                                      VII.

                                  SEVERABILITY

                  7.01 Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Article VII. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

                                      VIII.

                                   EXCEPTIONS

                  8.01 Any other provision to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement for the following:

                           (a)      CLAIMS INITIATED BY INDEMNITEE.  To
indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, unless said proceedings or claims were authorized by the board of directors of the Company.

                           (b)      IMPROPER PERSONAL BENEFIT.  To indemnify
Indemnitee against liability for any transactions from which Indemnitee derived an improper personal benefit, including, but not limited to, self-dealing or usurpation of a corporate opportunity.

                           (c)      DISHONESTY.  To indemnify Indemnitee if a
judgment or other final adjudication adverse to Indemnitee established that Indemnitee committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated.

                           (d)      INSURED CLAIMS.  To indemnify Indemnitee for
expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company or any other policy of insurance by the Company of Indemnitee.


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                           (e)      CLAIMS UNDER SECTION 16(B).  To indemnify
Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

                           (f)      EXCLUDED ACTS.  To indemnify Indemnitee for
any acts or omissions or transactions from which a director or officer may not be relieved of liability under Section 204 of the California Corporations Code; or

                           (g)      LACK OF GOOD FAITH.  To indemnify Indemnitee
for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

                                       IX.

                                  MISCELLANEOUS

                  9.01     CONSTRUCTION OF CERTAIN PHRASES

                           (a)      For purposes of this Agreement, references
to the "Company" shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

                           (b)      For purposes of this Agreement, references
to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which impose duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "reasonably believed to be in the best interests of the Company and its shareholders" as referred to in this Agreement.

                  9.02 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

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                  9.03 NOTICE. All notices, requests, demands and other
communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.

                           If to Indemnitee:
                                                     -------------------
                                                     -------------------
                                                     -------------------

                           If to Company:            ImageWare Software, Inc.
                                                     10883 Thornmint Road
                                                     San Diego, California 92127
                                                     Attention: President

or to such other address as may be furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

                  9.04 CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California.

                  9.05 CHOICE OF LAW: This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely within California.

                  9.06 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  9.07 SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                  9.08 NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                       COMPANY:

                                       IMAGEWARE SOFTWARE, INC.
                                       a California corporation

                                       By:______________________________________



                                       INDEMNITEE:


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1454807.5
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